UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.         Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 13, 2019, BioLife Solutions, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, Astero Bio Corporation, a Delaware corporation (“Astero”), the stockholders of Astero set forth in Annex I of the Purchase Agreement (collectively, the “Sellers”), and Timothy C. Bush, in the capacity of the representative of the Sellers (the “Seller Representative”) in accordance with the Purchase Agreement, pursuant to which the Company agreed to purchase from the Sellers one hundred percent (100%) of the issued and outstanding capital shares or other equity interests of Astero (the “Acquisition”).

On April 1, 2019, the Company completed the Acquisition, and Astero became a wholly owned subsidiary of the Company. At the closing of the Acquisition, the Company paid to the Sellers an initial cash payment of $8,000,000 with such amount subject to adjustments for net working capital, net debt and net cash and transaction expenses. Pending the occurrence of certain events, the Company will pay to the Sellers (i) a deferred cash payment of $4,500,000 (subject to an escrow holdback) payable upon the earlier of Astero meeting certain product development milestones or one year after the Closing Date (the “Product Milestone Payment”), and potentially pay (ii) earnout payments in calendar years 2019, 2020 and 2021 of up to an aggregate of $3,500,000, which shall be payable to Sellers upon Astero achieving certain specified revenue targets in each year and a separate earnout payment of up to $5,000,000, which shall be payable to Sellers upon Astero achieving a cumulative revenue target over the three-year period from 2019 to 2021.

Astero is an innovator in the design, development and commercialization of novel automated thawing devices for cell and gene therapies. Astero's ThawSTAR® product line broadens the Company’s bioproduction tools portfolio. The ThawSTAR product line is comprised of a family of automated thawing devices for frozen cell and gene therapies packaged in cryovials and cryobags. The products improve the quality of administration of high-value, temperature-sensitive biologic therapies to patients by standardizing the thawing process and reducing the risks of contamination and overheating, which are inherent with the use of traditional water baths.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations and warranties and the covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish such matters as facts. Investors should not rely on the representations and warranties and the covenants as characterizations of the actual state of facts or condition of the Company, Astero or any of their respective subsidiaries or affiliates.

Item 9.01.             Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Acquisition will be filed by amendment to this Current Report on Form 8-K (“Closing Form 8-K”) within 71 calendar days after the date this Closing Form 8-K is required to be filed with the Securities and Exchange Commission (the “SEC”)

(b)          Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Acquisition will be filed by amendment to this Closing Form 8-K within 71 calendar days after the date this Closing Form 8-K is required to be filed with the SEC.

(d)          Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1 †*	Stock Purchase Agreement, dated March 13, 2019, by and among the Company, Astero, each Seller identified on the signature pages thereto and the Seller Representative

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

* Certain sensitive financial, commercial and strategic information relating to the Company has been redacted in the marked portions of the exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: April 5, 2019	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer